Exhibit 99.1

Universal Energy Corp. CEO Outlines Strategic Initiatives

ORLANDO, Fla., Sept. 22 /PRNewswire-FirstCall/ — Mr. Billy Raley, newly appointed CEO of Universal Energy Corp. (“Universal” or the “Company) (OTC Bulletin Board: UVEC.OB - News), states that Company management “has analyzed its business plan and as a result has presented to its Board of Directors several strategic initiatives designed to maximize stockholder value and to position Universal Energy Corp. as a diversified energy company currently focused on oil and gas exploration.”

Mr. Raley was hired in September 2006 for his expertise in the operation and development of energy companies. Mr. Raley served as the Regional Vice President for Progress Energy Florida, Inc. as well as Vice President of Transmission for Carolina Power & Light prior to joining Universal. Mr. Raley’s background is comprised of over 25 years of electric utility industry experience, including expertise in the areas of Transmission and Distribution Operations, Construction and Maintenance, and Nuclear Generation.

Universal recently signed a Letter of Intent with a privately held Alberta company for the farmin and participation of certain lands located in north central Alberta. The Company anticipates that this transaction will close in the next seven days.

Mr. Raley concluded, “Our aggressive acquisition is clearly demonstrated with our signing of a Letter of Intent. Participating in higher return exploration opportunities like this combined with a disciplined approach of investing in lower risk development drilling will allow us to cost effectively manage our growth and to create the largest return to our stockholders. We believe we have the vision, the people and the technology to do just that.”

About Universal Energy Corp. - Universal Energy Corp. is a diversified energy company currently focused on oil and gas exploration.

Safe Harbor Statement

All statements other than statements of historical fact included in this press release are forward-looking statements within the meaning of the private securities Litigation Reform Act of 1995. The forward-looking statements, including statements about the company’s future expectations, including future revenues and earnings, and all other forward-looking statements (i.e., future operational results and sales) are subject to assumptions and beliefs based on current information known to the company and factors that are subject to uncertainties, risk and other influences, which are outside the company’s control, and may yield results differing materially from those anticipated

Source: Universal Energy Corp.